PARTICIPATION AGREEMENT

      This Participation Agreement ("Agreement") between Business Loan Center (the "Bank"), and GE Capital Small Business Finance Corporation (the "Participant") is entered into this 20th day of March, 1997.

                              Preliminary Statement

      The Bank has entered into the Authorization and Loan Agreements ("Loans") identified in Exhibit A attached with the borrower or borrowers identified in said Exhibit A attached hereto and made a part hereof. The Loans will be evidenced by a note or notes payable to the Bank (collectively, the "Notes"). Unless the context clearly indicates otherwise, all terms used in this Agreement shall have the meanings given them by, and shall be construed as set forth in, the Loans notwithstanding any termination thereof.

      In consideration of the premises and the mutual covenants contained herein, the Bank and the Participant hereby covenant and agree as follows:

      Section 1. Purchase and Sale of Participation Interests. The Bank hereby sells to the Participant and the Participant hereby purchases from the Bank, for the Participant's own accounts, a participation comprising an undivided interest in the Bank's Loans Agreements and Notes existing as of March 21, 1997 (the "Purchase Date") in the percentage of the relevant Bank Loan set forth in Exhibit A, for the applicable loan (the "Participant's Percentage") of each loan. The total interest which the Participant purchases in the Loans which are outstanding is hereinafter referred to as the ("Participant's Participation").

      Section 2. The Participant's Right to Payments . The Participant shall be entitled to receive: (a) the Participant's Percentage of all funds received and applied on account of a payment of principal, and (b) interest on the Participant's Percentage of principal at the rate applicable under the Loan. These funds shall include all payments received on these Loans from any source whatsoever.

      Section 3. Payment and Disbursement of Proceeds. On the Purchase Date, the Participant shall transfer funds in an amount of the aggregate sum of column I set forth in Exhibit A, to the Bank. Wire transfer to be sent to:

                  Sterling National Bank
                  ABA #026 007773
                  For Credit to: BUSINESS LOAN CENTER
                  Account #31 50696 01

      Section 4. Participation Certificates. The Participant's interest in the Loans identified as Exhibit A shall be evidenced by a Participation Certificate substantially in the form attached hereto as Exhibit B, which Participation Certificate shall be mailed to the Participant and a copy sent to the Participant by telex, telefax, or other means of telecommunication upon receipt by the Bank of immediately available funds representing the principal amount of the Participant's Participation in such Loans.

      Section 5. Collection of Payments. The Bank shall have the right to collect all payments of interest due on, and all payments of principal of, the Loans, together with any service charges, premiums, fees, late charges and any and all other amounts due on or in connection with the Loans or the Notes. The Participant's share of payments on account of principal, interest and fees as provided hereunder shall be paid to the Participant by wire transfer of immediately available funds on the 10th, 20th and last business days of each month. Payments not received by the Bank within five (5) business days of the due date must be remitted to the Participant within five (5) business days of receipt by the Bank. Wire transfers are to be sent to:

                  Bankers Trust, New York, NY
                  ABA #021001033

                  For Further Credit To:
                  GE Capital Small Business Finance Corp.
                  Acct. No. 50256717

The Bank will send by fax and on a diskette, to the Participant, on the same day the wire transfer is sent, a breakdown and application of payment (Exhibit C) on all accounts listed on Exhibit A. This breakdown and application of payment shall be an Excel spreadsheet in the format found on Exhibit C and shall list ALL loans whether or not a payment has been received. For any account listed on Exhibit A in which the Bank did not receive a payment, the reason for non-payment and prognosis for future payments must be indicated on Exhibit C. As used herein, the term "Business Day" shall mean and include any calendar day other than a day on which all commercial banks in New York City are required or authorized to be closed. Each Exhibit C sent on the 10th business day of each month shall be accompanied by a copy of the Bank's Colson Report, Form 1502, from the most recent month.

      Section 6. Late Payments. In the event the Bank collects late charges on any loan listed on Exhibit A, the Participant shall be entitled to receive the Participant's Percentage of said late charge.

      Section 7. Information. The Bank shall furnish to the Participant an executed or conformed copy of the Loan and Note for each loan listed on Exhibit A and, if so requested by the Participant in writing, copies of such of the documents pertaining to the Loan (including, without limitation, financial information required to be delivered to the Bank under the Loan and all applicable Small Business Administration ("SBA") approvals relating to such Loans) which the Bank has in its possession subject only the Participant's compliance with applicable law and any applicable confidentiality requirements.

      Section 8. Agreements by the Bank. The Bank expressly acknowledges and agrees that it will repurchase the Participant's Percentage in any loan listed on Exhibit A in the event of a loss due to: (a) fraud on the part of the Bank or
(b) any failure to recover from any borrower, obligor or collateral as a result of any deficiency in documenting or servicing any loan. Bank further agrees to repurchase Participant's interest if: (i) all the Bank's remaining unguaranteed interest is sold to other than the Participant or (ii) the Bank no longer services the Loans. Bank further grants to the Participant, at the Participant's option, the right to purchase additional participating interests in the Loans, subject to SBA consent, if required, and pursuant to SBA regulations, upon the same terms and conditions as said participating interests offered to other third parties. In the event that Participant acquires all of the Bank's interest in said Loans then Participant shall, subject to SBA consent and Participant's option, be entitled to assume servicing of said Loans. In the event the Bank is ordered and is required to sell its interest in said Loans, then the provisions of the preceding sentence apply. The Bank further acknowledges and agrees that the sale of the Participation to the Participant does not constitute the sale of a "security" for purposes of the Securities Act of 1933 and the Securities and Exchange Act of 1934.

      Section 9. Action by the Bank. The Participant expressly understands and agrees that (a) the Bank may use its discretion with respect to exercising or refraining from exercising any rights which it may have or taking or refraining from taking any actions it may be entitled to take in connection with the Loans, any Note, or any other document related to the Loans or any collateral therefor or any obligor thereunder; (b) in exercising such discretion, the Bank will use the same care to protect the interest of the Participant as it does to protect its own. The Participant further expressly understands and agrees that the Bank may, in its sole discretion in each instance, without prior notice to or consent of the Participant, agree to take or refrain from taking, any action with respect any Notes, the Loans or any document (including, without limitation, any security agreement or guaranty) relative to the Loans, except that the Bank will not, without the consent of the Participant which will not be unreasonably withheld, agree to any amendment, modify or waive, or release any provision or collateral of any borrower with respect to the Notes, Loans or any document (including, without limitation, any security agreement or guaranty) relative to the Loans, or take any extension of the final scheduled maturity of, or reduction of the effective interest rate on the Loans or forgiveness of any principal of or interest on the Loans. The Bank may without prior consent of the Participant, take any action which SBA defines as being within the

Bank's "Unilateral Servicing Authority", provided the Bank advises the Participant of this action in writing. If the Participant is unwilling to consent to any amendment, modification, waiver, release or consent which requires its consent, the Bank shall have the right, but not the obligation, to repurchase the Participant's Participation in the Loan(s) affected by such change, at such time for a purchase price equal to the Participant's Percentage share of the then unpaid principal balance of the Loans being repurchased (with interest accrued to the date of such repurchase being payable to the Participant as if such repurchase had not occurred) and terminate the Participant's obligations hereunder with respect to the repurchased Loans.

      Section 10. Knowledge of Default. Upon the Bank's actual knowledge of the occurrence of any Event of Default (as defined in the Loans, the Notes or any other loan documents pertaining to the Loans), the Bank shall give the Participant notice thereof within five (5) Business Days of the Bank's actual knowledge of such Event of Default.

      Section 11. Confidentiality. Except as may be required by law, or as may occur as a result of the operation of law, or as may be requested by any regulatory authority having authority over the Bank or the Participant, the Bank and the Participant shall maintain the confidentiality of all information hereunder or in connection with any document relative to the Loans, except that the Bank and the Participant shall have no obligation of confidentiality with respect to information that may be generally available to the public, or becomes generally available to the public through no fault of the Bank or the Participant.

      Section 12. Subparticipation. The Participant's Additional Participation may not be subdivided or transferred without the Bank's prior written consent, which consent shall not be unreasonably withheld.

      Section 13. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Bank and the Participant.

      Section 14. Notices. Notices required hereunder shall be in writing and given to the parties hereto at the addresses set forth opposite their names below.

      Section 15. Applicable Law. This Agreement shall be a contract made under and governed by the laws of the State of Missouri. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

      Section 16. Amendments, Changes and Modifications. This Agreement may only be amended, changed, modified, altered, or terminated by an agreement in writing signed by the Bank and the Participant (or their successors or assigns).

      Section 17. Entire Agreement. This Agreement sets forth the entire understanding of the parties and supersedes any and all prior agreements, arrangements, and understandings relating to the subject matter hereof. No representation, promise, inducement, or statement of intent has been made by either party which is not embodied in this Agreement, and neither party shall be bound by or liable for any alleged representation, promise, inducement or statement of intention not expressly set forth herein.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on their behalf by their duly authorized officers as of the 22nd day of March, 1997:







Address:                                  BUSINESS LOAN CENTER

919 Third Ave., 17th Floor                By: /s/ Robert F. Tannenhauser
New York, NY 10022                           ---------------------------
Attention: President                         Robert F. Tannenhauser
Telephone No.: 212-751-5626                  Title:   Managing Director
Facsimile No., 212.751-9345



Address:                                  GE CAPITAL SMALL BUSINESS FINANCE
                                          CORPORATION
635 Maryville Centre Dr., Ste. 120
St. Louis, MO  63141                      By: /s/ Gerald D. Sullivan
Attention:  Executive Vice President          --------------------------
Telephone No.: 314-205-3502                      Gerald D. Sullivan
Facsimile No.: 314205-3691                Title: Executive Vice President

                              BUSINESS LOAN CENTER

                                    EXHIBIT A

-------------------------------------------------------------------------------------------------------------------------
          A                     B                   C              D               E                F              G
-------------------------------------------------------------------------------------------------------------------------

                                                                              Participation    Participation   Purchase
                                                Principal     Participation    Percent (90%       Amount         Price
       Borrower           SBA Loan Number        Balance        Guaranty          - D)           (C X E)       (3% of F)
-------------------------------------------------------------------------------------------------------------------------
STATE LINE, LC            930-578-3001Balt      994,558.65         75%             15%           149,183.80     4,475.51
-------------------------------------------------------------------------------------------------------------------------
BUTCHER BLOCK             916-824-3006Mia       571,142.99         75%             15%            85,671.45     2,570.14
-------------------------------------------------------------------------------------------------------------------------
FOR KIDS SAKE             969-485-3001Mia       898,355.26         75%             15%           134,753.29     4,042.60
-------------------------------------------------------------------------------------------------------------------------
MISS BUNNY'S CHILDCARE    969-501-3009Mia       284,319.76         75%             15%            42,647.96     1,279.44
-------------------------------------------------------------------------------------------------------------------------
NEIL & SHELIA JURINSKI    973-835-3007DC        346,362.58         75%             15%            51,954.39     1,558.63
-------------------------------------------------------------------------------------------------------------------------
JOY ENTERPRISES, INC.     868-080-3002          208,126.92         75%             15%            31,219.04       936.57
-------------------------------------------------------------------------------------------------------------------------
COPPER ARTS CORP.         938-578-3000Rich      995,962.68         75%             15%           149,394.40     4,481.83
-------------------------------------------------------------------------------------------------------------------------
MYPHEDUH FILMS, INC.      980-175-3002De        529,031.78         75%             15%            79,354.77     2,380.64
-------------------------------------------------------------------------------------------------------------------------
DAYS INN DELAWARE         929-007-3007De        995,640.88         75%             15%           149,346.13     4,480.38
-------------------------------------------------------------------------------------------------------------------------
POE'S PUB                 977-934-3000          234,782.96         75%             15%            35,217.44     1,056.52
----------------------------------------------============---------------------------------------------------------------
                TOTALS                        6,058,284.46
-------------------------------------------------------------------------------------------------------------------------

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          A                    H             I              J
------------------------------------------------------------------
                                                           Wire
                             Gross          Loss         Transfer
                            Purchase       Reserve        Amount
       Borrower            Price (F+G)    (3% of F)       (H-I)*
------------------------------------------------------------------
STATE LINE, LC             153,659.31      4,475.51     149,183.80
------------------------------------------------------------------
BUTCHER BLOCK               88,241.59      2,570.14      85,671.45
------------------------------------------------------------------
FOR KIDS SAKE              138,795.89      4,042.60     134,753.29
------------------------------------------------------------------
MISS BUNNY'S CHILDCARE      43,927.40      1,279.44      42,647.96
------------------------------------------------------------------
NEIL & SHELIA JURINSKI      53,513.02      1,558.63      51,954.39
------------------------------------------------------------------
JOY ENTERPRISES, INC.       32,155.61        936.57      31,219.04
------------------------------------------------------------------
COPPER ARTS CORP.          153,876.23      4,481.83     149,394.40
------------------------------------------------------------------
MYPHEDUH FILMS, INC.        81,735.41      2,380.64      79,354.77
------------------------------------------------------------------
DAYS INN DELAWARE          153,826.51      4,480.38     149,346.13
------------------------------------------------------------------
POE'S PUB                   36,273.96      1,056.52      35,217.44
--------------------------------------------------------==========
                TOTALS                                  908,742.67
------------------------------------------------------------------

* Purchase amount is based upon Participant receiving a yield of Prime + 1.75%.